                                                                   EXHIBIT 11(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599



                                                    June 3, 1999


Merrill Lynch Global Technology Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement on Form N-14 (File No. 333-66637) of our opinion dated December 10, 1998 filed on December 10, 1998 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting parts thereof.

                                                    Very truly yours,

                                                    /s/  Brown & Wood LLP